Exhibit 99.1

UNITED STATES DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

TITLE VIII

CONCILIATION AGREEMENT

between

Assistant Secretary for Fair Housing and Equal Opportunity

(Complainant)

And

Associated Bank, N.A.

(Respondent)

COMPLAINT NUMBER:  00-12-0003-8

A.

PARTIES

Assistant Secretary for Fair Housing and Equal Opportunity, Complainant

Associated Bank, N.A., Respondent

B.

BACKGROUND

The Assistant Secretary for Fair Housing and Equal Opportunity, United States Department of Housing and Urban Development (“Department”, “HUD”, or “Complainant”) filed the complaint, No. 00-12-0003-8, alleging, based on Respondent’s Home Mortgage Disclosure Act data for 2008, 2009, and 2010, that Associated Bank, N.A. (“Associated Bank” or “Respondent”) discriminated on the basis of race and national origin by disproportionately denying the loan applications of African-American and Hispanic applicants (referred to hereafter as “the Complaint”).  The Complaint also alleged that Respondent underserved neighborhoods with significant African-American or Hispanic populations, despite demand for residential mortgage loans in these neighborhoods.  The Department conducted an analysis of Respondent’s mortgage lending activity and concluded such activity constituted a smaller share of the market in higher-minority population census tracts than elsewhere.   Section 804(b) of the Federal Fair Housing Act, as amended (the “Act”), makes it unlawful to discriminate in the terms, conditions, or privileges of sale of a dwelling because of race or national origin.  Section 805 of the Act makes it unlawful for any person or other entity whose business includes engaging in residential real estate-related transactions to discriminate against any person in making available such a transaction, or in the terms or conditions of such a transaction, because of race or national origin.  42 U.S.C. §§ 3604(b) and 3605.

Associated Bank denies any allegation that it engaged in discriminatory lending on a prohibited basis, particularly through the disparate treatment of applicants or borrowers.  Associated Bank has served communities in the upper Midwest for over 150 years, and has never been subject to a regulatory allegation of lending discrimination prior to this action.  To that end, during the pendency of the Department’s complaint, Associated Bank contracted with an outside economic consulting firm, Charles River Associates (CRA), to conduct an analysis and corresponding file review of a substantial subset of the residential loans made by Associated Bank from 2008 to 2011; CRA found no evidence of disparate treatment on a prohibited basis.

The Department’s analysis concluded that, compared to other lenders, Respondent’s lending in majority-minority census tracts was lower than in other neighborhoods, and the difference was statistically significant.  The Department’s analysis covered five metropolitan areas over the time period of 2008 through 2013.

C.

TERM OF AGREEMENT

This Conciliation Agreement, concerning Complaint No. 00-12-0003-8 (the “Agreement”), shall govern the conduct of Complainant and Respondent (“Parties”) for a period of three (3) years from the effective date of this Agreement (“Term”).

D.

EFFECTIVE DATE

The Parties expressly agree that this Agreement constitutes neither a binding contract under state or federal law nor a Conciliation Agreement pursuant to the Act, unless and until such time as it is approved by the Department, through the FHEO Deputy Assistant Secretary for Enforcement and Programs or her designee.

This Agreement shall become effective on the date on which it is approved by the Deputy Assistant Secretary for Enforcement and Programs or her designee.

E.

GENERAL PROVISIONS

1.

The Parties acknowledge that this Agreement is a voluntary and full settlement of the disputed Complaint.  The parties affirm that they have read and fully understand the terms set forth herein.  No party has been coerced, intimidated, threatened, or in any way forced to become a party to this Agreement.

2.

Respondent acknowledges that it has an affirmative duty not to discriminate under the Act, and that it is unlawful to retaliate against any person because that person has made a complaint, testified, assisted, or participated in any manner in a proceeding under the Act.  Respondent further acknowledges that any retaliation or discrimination after the Effective Date may constitute both a material breach of this Agreement and a statutory violation of the Act.

3.

It is understood that, pursuant to Section 810(b)(4) of the Act, upon approval of this Agreement by the FHEO Deputy Assistant Secretary for Enforcement and Programs or her designee, it is a public document.

4.

This Agreement does not in any way limit or restrict the Department’s authority to investigate any other complaint involving Respondent made pursuant to the Fair Housing Act, or any other complaint within the Department’s jurisdiction.

5.

No amendment to, modification of, or waiver of any provisions of this Agreement shall be effective unless: (a) all signatories or their successors to the Agreement agree in writing to the amendment, modification or waiver; (b) the amendment, modification, or waiver is in writing; and (c) the amendment, modification, or waiver is approved and signed by the FHEO Deputy Assistant Secretary for Enforcement and Programs or her designee.

6.

The Parties agree that the execution of this Agreement may be accomplished by separate execution of consents to this Agreement, and that the original executed signature pages to be attached to the body of the Agreement constitute one document.

7.

Respondent hereby forever waives, releases, and covenants not to sue the Department or Complainant, their agents, employees, attorneys, officers, assignees, and successors in interest with regard to any and all claims, damages and injuries of whatever nature whether presently known or unknown, whether such person was named or not named, arising out of the allegations presented in HUD Complaint Number 00-12-0003-8.

8.

In exchange for Respondent’s performance of the provisions of the Agreement, Complainant hereby forever waives, releases, and covenants not to sue Respondent agents, employees, attorneys, officers, assignees, and successors in interest with regard to any and all claims, damages and injuries of whatever nature whether presently known or unknown, whether such person was named or not named, arising out of the allegations presented in HUD Complaint No. 00-12-0003-8.

9.

It is understood that the Agreement does not constitute an admission by Respondent of any violation of the Act or any other federal or state statute or regulation, nor does the Agreement constitute evidence of a determination by the Department of any violation of the Act or other federal statute or regulation.

10.

Associated Banc Corp. is dismissed from this matter contingent upon Associated Bank, N.A.’s (“the Bank”) execution of the Agreement, Complaint No. 00-12-0003-8, and contingent upon the Bank’s representation that it has sufficient resources to fulfill its obligations under the Agreement.  To the extent the Bank fails to fulfill its obligations as set forth in the Agreement, Associated Banc Corp. will not object to being renamed as a respondent at that time and bound by the terms of the Agreement.

11.

The Department recognizes that, since being informed of the Complaint in this matter and during the course of the investigation, Associated Bank has undertaken several initiatives to help meet the residential mortgage needs of residents located in majority-minority census tracts, including, but not limited to, the following actions:

a)

Maintaining and growing Respondent’s lending presence.  Associated Bank has opened new branches in or near majority-minority census tracts in Racine, WI and Milwaukee, WI, with a third branch planned for a majority-minority census tract of Chicago, IL, at an estimated total investment of over $6 million.  Associated Bank consistently has offered a wide range of loan products targeted to assist low-to-moderate income borrowers.

b)

Management and internal focus on fair lending.  In the first quarter of 2014, Associated Bank instituted a Corporate Fair Lending Committee to provide ongoing monitoring and oversight of Associated Bank’s fair lending activities and compliance with fair lending laws.  Currently, Associated Bank has five full-time employees dedicated to fair lending compliance monitoring.  Associated Bank also has implemented a second-level review process for all denied residential loan applications.  All relevant employees of Associated Bank are required to complete comprehensive fair lending training.

c)

Affirmative marketing and community outreach.  Associated Bank devotes resources to targeting culturally diverse publications with materials that highlight the diversity of both Associated Bank’s customer base and its employees.  Associated Bank currently has 10 full-time loan officers and a manager strategically placed in key communities in an effort to assist LMI borrowers in accessing Associated Bank’s full range of mortgage lending products.  Since 2011, Associated Bank has supported local communities by granting over $2.2 million in down payment assistance to 292 LMI income borrowers.  Associated Bank also engages in the communities it serves by sponsoring the activities and events of dozens of culturally diverse community organizations.

d)

Investment in the community through CRA-related activities.  Associated Bank has made CRA-qualified investments, loan purchases (in the form of mortgage backed securities), and CRA-eligible donations to community groups in amounts totaling nearly $120 million since 2011.  Further, Associated Bank’s CRA assessment areas comprise full counties – Associated Bank does not attempt to exclude LMI or other areas in any instance.

e)

Community education efforts.  Together with several community home counseling partners, Associated Bank’s CRA loan officers have conducted dozens of home buyer seminars and housing fairs for prospective homebuyers and financial literacy workshops for local consumers.  In 2014, Associated Bank also donated more than $160,000 in grants to its community homeownership counseling and financial literacy partners.

A.

GENERAL NON-DISCRIMINATION REQUIREMENTS

12.

Respondent, including all of its officers, employees, agents, representatives, assignees, and successors in interest, and all those in active concert or participation with them, shall not engage in any act or practice which discriminates on the basis of race or national origin in any aspect of residential real-estate-related transaction in violation of the Act.  This prohibition applies, but is not limited, to: the selection of sites for and the provision of services at branch offices; marketing; the definition of Community Reinvestment Act (“CRA”) assessment areas; and the determination of the geographic areas in which loan applications are solicited or funded, except as needed to remedy the violations alleged in the Complaint.  Nothing in this Agreement shall require Respondent to make any loan that is inconsistent with Respondent’s underwriting standards.  All provisions of this Agreement shall be implemented in a manner consistent with safe and sound lending practices and the safety and soundness standards promulgated in Part 30 of the OCC’s Regulations, and in compliance with all other applicable laws, rules, and regulations.

13.

Respondent shall ensure that it provides all persons with an equal opportunity to apply for and obtain credit, including residential loan products, without regard to the race or national origin of residents of the area in which a borrower lives or the area in which the property securing the loan is located.  Those actions include, but are not limited to, the actions specified in this Agreement.

B.

RELIEF IN THE PUBLIC INTEREST

Training

14.

Within six months of the effective date of this Agreement, Respondent shall require all of its employees and agents having substantial involvement in residential lending to attend four (4) hours of Fair Lending Training to ensure that their residential lending activities are conducted in a manner consistent with the fair lending laws, including the Act, and this Agreement.  This training shall encompass the fair lending obligations of residential mortgage lending personnel under the Act and the Equal Credit Opportunity Act, their obligations under the CRA, and their responsibilities under this Agreement.  The training required by this paragraph shall be conducted by an independent, qualified third party approved in advance by the Department’s Office of Fair Housing and Equal Opportunity, and may be conducted by webinar.  Respondent must seek and obtain such written approval from the Department at least thirty (30) days prior to the commencement of the training.  Such office shall use its best efforts to respond to any request for approval in writing within five (5) days following receipt.  Respondent shall bear all costs associated with the training.

15.

Within fifteen (15) days of the effective date of this Agreement, Respondent shall inform all of its agents and employees responsible for compliance with this Agreement, including any senior executive officers and board members, of the terms of this Agreement and shall provide each such person with a copy of this Agreement.

Future Branch Locations

16.

After the Department filed the above-referenced Complaint and during the course of HUD’s investigation, Respondent opened two full-service branches in or near majority-minority census tracts,1 one in Milwaukee, WI, at a total estimated investment of $3.0 million, and one in Racine, WI, at a total investment of over $1 million.

17.

Respondent began the process of opening one full-service branch in a majority-minority census tract in Chicago, IL, with an estimated total investment of $2 million.

a)

The branch shall open for business within thirty (30) months from the effective date of this Agreement, subject to regulatory approval from the Office of the Comptroller of the Currency and any other regulatory approvals required by law.  So long as Respondent has timely applied for approval, any

_______________________

[1]

As used in this agreement, the term “minority” includes American Indian or Alaska Native, Asian, Black or African-American, Native Hawaiian or Other Pacific Islander, and Hispanic or Latino persons.  A “majority-minority census tract” is a census tract that is more than 50% minority persons.

delay in obtaining regulatory approval shall not be considered a violation of this Agreement.

b)

The branch shall provide the complete range of lending services, access to lending products and expertise comparable to that typically offered at the Respondent’s existing full service branches.

c)

The branch shall remain open for at least five years after it is fully opened and operating.

18.

In addition to the branches referenced in paragraphs 16 and 17, within thirty (30) months of the effective date of this Agreement, Respondent will open loan production offices in majority-minority census tracts in the following locations:  one in Milwaukee, WI; two in Chicago, IL; and one in either Cook County (which may also be in Chicago city) or DuPage County, IL, subject to regulatory approval from the Office of the Comptroller of the Currency and any other regulatory approvals required by law.

a)

The locations shall remain open for at least five years after they are fully opened and operating.

b)

The loan production offices shall provide access to the complete range of Respondent’s residential mortgage lending products and services, as well as expertise comparable to that typically offered at the Respondent’s existing full service branches.

c)

Each loan production office shall be staffed with at least one full-time employee knowledgeable about residential lending.

d)

The loan production offices shall include a deposit accepting ATM machine on the premises within six months of opening.

e)

The loan production offices shall provide electronic access to applications on-site for consumers wishing to open a checking or savings account, and will provide a list of nearby branch offices consumers can visit to open accounts.

f)

The loan production offices shall occupy first floor retail space and shall meet Respondent’s standards for signage, branding, visibility, and customer experience.

19.

Respondent will follow an objective set of criteria to evaluate future branch openings, closings, and other significant changes in services.  These criteria will incorporate the Respondent’s obligations under the Act and the CRA.

20.

Respondent shall promptly provide the Department with a copy of any applications or notices submitted to open, acquire, relocate, or close any branches during the Term of this Agreement.  Respondent shall provide the copy to the Department no later than the time it submits the application or notice to its Federal regulatory agency.

CRA Assessment Area

21.

During the Term of this Agreement, Respondent shall provide written notice to HUD thirty (30) days prior to implementing any proposed changes to its current CRA assessment area.  Nothing in this Agreement precludes Respondent from expanding its CRA assessment area in the future in a manner consistent with the provisions of the CRA and its implementing regulations.

Continued Compliance Policy

22.

Respondent agrees to continue and maintain a second-level review process for all denied residential loan applications.  Within 60 days of the effective date of this Agreement, Respondent will provide the written policy to HUD for HUD’s review and approval. The approved review process shall remain in place throughout the term of this Agreement.

A.

INVESTMENT IN COMMUNITIES

Cook-McHenry-Kendall-DuPage-DeKalb-Kane Counties, IL

Special Financing Program

23.

Respondent shall make at least $7.2 million available over the term of this Agreement as a subsidy fund for reduced interest rate, down payment and closing cost assistance for the primary residence of qualified loan applicants in majority-minority census tracts (hereinafter “Subsidy Fund”) in the Cook-McHenry-Kendall-DuPage-DeKalb-Kane Counties, IL (the “Chicago Market”).  The Subsidy Fund may be developed and implemented in partnership with housing counseling agencies.

a.

For the purposes of accounting for the Subsidy Fund, the monetary value of the subsidy on a loan with a reduced interest rate shall be determined using the Respondent’s rate sheets for comparable Fannie Mae, Freddie Mac, or FHA products.

b.

For the purpose of accounting for the Subsidy Fund, the monetary value of the subsidy on a loan with down payment or closing cost assistance shall be the amount of closing costs waived, or the amount of down payment funds provided by the Respondent, providing that no additional interest rate premium or other penalty is required to obtain this benefit.

c.

In no case shall the amount of subsidy provided be greater than 5% of the loan amount, except that Respondent may match the down payment amount paid by the borrower, up to a maximum amount of 5% of the purchase price or appraised value.

To the extent Respondent is unable to expend the $7.2 million Subsidy Fund, despite having used its best efforts to identify a sufficient number of qualified borrowers who are eligible for its benefits, at the expiration of this Agreement, Respondent shall transfer any remaining funds to a 501(c)(3) nonprofit organization that serves majority-minority communities in the relevant market area by providing down payment and closing cost assistance, or other investment projects for the benefit of residents in majority-minority communities.  Respondent’s election of organizations that receive subsidy program funding must be approved by the Office of Fair Housing and Equal Opportunity.

24.

As part of the special financing program, (meaning mortgages with a discount will count towards the origination requirements of this program), Respondent shall originate, fund, or purchase (hereinafter collectively referred to as “originate”) $144 million in mortgage loans in majority-minority census tracts in the Chicago Market over the three year period of this Agreement.  These loans must be for the primary residence of qualified loan applicants and must be originated for properties located in a majority-minority census tract.

Affordable Home Repair Grants

25.

Respondent shall commit $2.09 million over the term of this Agreement to a 501(c)(3) nonprofit organization for affordable home repair grants designed to assist homeowners who experienced financial distress and deferred maintenance on their properties.  The funds may be used for home repairs on a principal residence for individuals residing in majority-minority communities.  Respondent’s selection of organizations that receive funding must be approved by Office of Fair Housing and Equal Opportunity.  Such office shall use its best efforts to respond to any request for approval in writing within five (5) business days following receipt.

Affirmative Marketing Outreach

26.

Respondent shall continue to expand its marketing, advertising, and outreach programs to improve its performance in meeting the credit needs of the residents in majority-minority census tracts in the Chicago Market.

27.

 Respondent agrees to spend an aggregate of $1 million during the term of this Agreement for affirmative marketing/outreach in the Chicago Market.  The affirmative marketing commitment shall be at least $350,000 for the first year. Respondent will conduct targeted marketing and advertising to minority communities and in majority-minority census tracts.  Marketing may include print, radio, or television media outlets, as well as non-traditional media outlets.

28.

Respondent shall ensure that its marketing, advertising, and outreach programs are designed to meet the credit needs of residents of majority-minority census tracts in the Chicago Market.

29.

Print Media – During each year of this Agreement, Respondent shall advertise in at least one print medium specifically directed to African-American readers and at least one print medium directed to Hispanic readers within majority-minority census tracts.  Any such advertisements shall promote the types of products and services that are promoted in other marketing undertaken by Respondent and may include information about the lending anticipated by this Agreement.  Respondent retains the discretion to determine the size, content, and frequency of such advertising subject to the standards set forth above.

30.

Radio – During each year of this Agreement, Respondent shall place radio advertisements on at least one radio station specifically directed to African-American listeners and at least one radio station specifically directed to Hispanic listeners within majority-minority census tracts.  Any such advertisements shall promote the types of products and services that are promoted in other marketing undertaken by Respondent and may include information about the lending anticipated by this Agreement.  Respondent retains the discretion to determine the length, content and frequency of such radio advertisements subject to the standards set forth above.

Financial Education

31.

Respondent agrees to continue to conduct financial education programs in the Chicago Market.  As part of this commitment, Respondent agrees to partner with a fair housing organization, to be approved by the Department, to conduct financial education programs in the Chicago Market specific to individuals and small business owners.  Respondent will conduct 12 programs per year (36 total over the three year period of this Agreement) for individuals and small business owners.  Respondent may partner with community organizations involved in financial education.

Support for Community Reinvestment Training and Education

32.

Respondent agrees to spend an aggregate of $1 million to be used to increase CRA and fair lending education and training among the public and non-profit and community based organizations during the term of this Agreement.  These funds should be used to educate the public and non-profit or community based organizations about CRA and fair lending to help ensure that banks are meeting the needs of the community.  Respondent shall allocate these funds to organizations with capacity to provide fair lending education and training. Respondent’s selection of organizations that receive funding must be approved by HUD.

Milwaukee-Ozaukee-Washington-Waukesha Counties, WI

Special Financing Program

33.

Fully incorporating the requirements in Paragraphs 23-24, Respondent shall make at least $1.8 million available over the term of this Agreement as a Subsidy Fund for reduced interest rate, down payment and closing cost assistance and shall originate $36 million in mortgage loans in majority-minority census tracts in Milwaukee-Ozaukee-Washington-Waukesha, WI (the “Milwaukee Market”) over the three year period of this Agreement.

Affordable Home Repair Grants

34.

Fully incorporating the requirements in Paragraph 25, including the five (5) business day approval requirement applicable to the Department for selection of a community organization under this Paragraph, Respondent shall commit $530,000 to a 501(c)(3) nonprofit organization for affordable home repair grants designed to assist homeowners who experienced financial distress and deferred maintenance on their properties.

Affirmative Marketing Outreach

35.

Fully incorporating the requirements in Paragraphs 26-30, Respondent agrees to spend an aggregate of $250,000 during the term of this Agreement for affirmative marketing/outreach in the Milwaukee Market, with at least $85,000 being expended in the first year of the Agreement.

Financial Education

36.

Fully incorporating the requirements in Paragraph 31, Respondent shall continue to conduct no fewer than 12 financial education programs per year (36 total over the three year period of this Agreement) for individuals and small business owners in the Milwaukee Market.

Support for Community Reinvestment Training and Education

37.

Fully incorporating the requirements in Paragraph 32, Respondent agrees to spend an aggregate of $200,000 to be used to increase CRA and fair lending education and training among the public and non-profit and community based organizations in the Milwaukee Market during the term of this Agreement.

Lake County-Kenosha County, IL-WI

Special Financing Program

38.

Fully incorporating the requirements in Paragraphs 23-24, Respondent shall make at least $540,000 available over the term of this Agreement as a Subsidy Fund for reduced interest rate, down payment and closing cost assistance and shall originate $10.8 million in mortgage loans in majority-minority census tracts in Lake County-Kenosha County, IL-WI over the three year period of this Agreement.

Affordable Home Repair Grants

39.

Fully incorporating the requirements in Paragraph 25, including the five (5) business day approval requirement applicable to the Department for selection of a community organization under this Paragraph, Respondent shall commit $130,000 over the term of this Agreement to a 501(c)(3) nonprofit organization for affordable home repair grants designed to assist homeowners who experienced financial distress and deferred maintenance on their properties.

Affirmative Marketing Outreach

40.

Fully incorporating the requirements in Paragraphs 26-30, Respondent agrees to spend an aggregate of $75,000 during the term of this Agreement for affirmative marketing/outreach in the Lake County-Kenosha County, IL-WI market, with at least $25,000 being expended in the first year of the Agreement.

Financial Education

41.

Fully incorporating the requirements in Paragraph 31, Respondent will conduct 12 financial education programs per year (36 total over the three year period of this Agreement) for individuals and small business owners.

Support for Community Reinvestment Training and Education

42.

Fully incorporating the requirements in Paragraph 32, Respondent agrees to spend an aggregate of $75,000 to increase CRA and fair lending education and training among the public and non-profit and community based organizations in the Lake County-Kenosha County, IL-WI market during the term of this Agreement.

Anoka-Chisago-Dakota-Hennepin-Ramsey-Washington-Scott-Pierce-St. Croix counties, MN-WI

Special Financing Program

43.

Fully incorporating the requirements in Paragraphs 23-24, Respondent shall make at least $180,000 available over the term of this Agreement as a Subsidy Fund for reduced interest rate, down payment and closing cost assistance and shall originate $3.6 million in mortgage loans in majority-minority census tracts in Anoka-Chisago-Dakota-Hennepin-Ramsey-Washington-Scott-Pierce-St. Croix counties, MN-WI (“Minneapolis-St. Paul Market”) over the three year period of this Agreement.

Affordable Home Repair Grants

44.

Fully incorporating the requirements in Paragraph 25, including the five (5) business day approval requirement applicable to the Department for selection of a community organization under this Paragraph, Respondent shall commit $65,000 over the term of this Agreement to a 501(c)(3) nonprofit organization for affordable home repair grants designed to assist homeowners who experienced financial distress and deferred maintenance on their properties.

Affirmative Marketing Outreach

45.

Fully incorporating the requirements in Paragraphs 26-30, Respondent agrees to spend an aggregate of $50,000 during the term of this Agreement for affirmative marketing/outreach in the Minneapolis-St. Paul Market, with at least $20,000 spent in the first year of the Agreement.

Financial Education

46.

Fully incorporating the requirements in Paragraph 31, Respondent will conduct 12 financial education programs per year (36 total over the three year period of this Agreement) for individuals and small business owners.

Support for Community Reinvestment Training and Education

47.

Fully incorporating the requirements in Paragraph 32, Respondent agrees to spend an aggregate of $50,000 to be used to increase CRA and fair lending education and training among the public and non-profit and community based organizations in the Minneapolis-St. Paul Market during the term of this Agreement.

Racine, WI

Special Financing Program

48.

Fully incorporating the requirements in Paragraphs 23-24, Respondent shall make at least $76,500 available over the term of this Agreement as a Subsidy Fund for reduced interest rate, down payment and closing cost assistance and shall originate $1.53 million in mortgage loans in majority-minority census tracts in Racine, WI over the three year period of this Agreement.

Affordable Home Repair Grants

49.

Fully incorporating the requirements in Paragraph 25, including the five (5) business day approval requirement applicable to the Department for selection of a community organization under this Paragraph, Respondent shall commit $30,000 over the term of this Agreement to a 501(c)(3) nonprofit organization for affordable home repair grants designed to assist homeowners who experienced financial distress and deferred maintenance on their properties.

Affirmative Marketing Outreach

50.

Fully incorporating the requirements in Paragraphs 26-30, Respondent agrees to spend an aggregate of $25,000 during the term of this Agreement for affirmative marketing/outreach in the Racine, WI market.  At least $10,000 shall be spent in the first year of the Agreement.

Financial Education

51.

Fully incorporating the requirements in Paragraph 31, Respondent will conduct 12 financial education programs per year (36 total over the three year period of this Agreement) for individuals and small business owners.

Support for Community Reinvestment Training and Education

52.

Fully incorporating the requirements in Paragraph 32, Respondent agrees to spend an aggregate of $25,000 to be used to increase CRA and fair lending education and training among the public and non-profit and community based organizations in Racine, WI during the term of this Agreement.

A.

MONITORING

53.

The Department shall determine compliance with the terms of this Agreement.  During the term of this Agreement, HUD may review compliance with this Agreement.  As part of such review, HUD may examine witnesses and copy pertinent records of Respondent.  Upon reasonable notice to Respondent, Respondent agrees to provide full cooperation in any monitoring review undertaken by HUD to ensure compliance with this Agreement.

54.

For the Term of this Agreement, Respondent shall retain all records relating to the obligations under this Agreement, including all relevant residential lending activities (including applications for residential loans and files on mortgages), advertising, outreach, branching, any special programs, and other compliance activities as set forth herein.  The Department shall have the right to review and copy all such records upon request.

B.

REPORTING AND RECORDKEEPING

55.

Respondent shall provide the Department the data it submits to the Federal Financial Institutions Examination Council (FFIEC) pursuant to the Home Mortgage Disclosure Act and the CRA.  The data will be provided in the same format in which it is presented to the FFIEC within thirty (30) days of its submission to the FFIEC each year for the Term of this Agreement.

56.

During the Term of this Agreement, Respondent shall annually provide the Department with data describing each loan made under the program described in Paragraphs 23-24, 33, 38, 43 and 48.  The data shall be due at the same time as the annual reports discussed in Paragraph 55.  For each loan, the data will report the loan number, the recipient (name, race, and ethnicity of the borrower and co-borrower), the location of the property (address, state, county, and census tract), the product or program name and short description, the subsidy amount, and the components underlying the calculation of the subsidy amount.  The Department may request additional information to verify the disbursement of the subsidy amounts, including, but not limited to, loan files and rate sheets, but shall allow Respondent a reasonable time to assemble and deliver such materials.

57.

In addition to the submission of any other information or reports required under this Agreement, Respondent shall make an annual report to the Department on its progress in fulfilling the goals of this Agreement.  Each report shall provide a general account of the Respondent’s actions to comply with each requirement of this Agreement during the previous year, an objective assessment of the extent to which each obligation was met, an explanation of why Respondent fell short of meeting any of its obligations during that year, and an explanation of how they would correct the non-compliance.  Respondent shall submit this report each year during the Term of this Agreement forty-five (45) days before the anniversary of the effective date of this Agreement.  In addition, Respondent shall attach to the annual reports representative copies of training materials, advertising and marketing materials produced and disseminated pursuant to this Agreement.

58.

All information, reports, or notices submitted to the Department pursuant to the Agreement shall be submitted to FHEO’s Deputy Assistant Secretary for Enforcement and Programs or her designee, unless otherwise provided herein.

59.

Within one hundred and eighty (180) days of the effective date of this Agreement, Respondent shall provide written notice to the FHEO Deputy Assistant Secretary for Enforcement and Programs that they have complied with Paragraphs 14 and 15 (Training and Notice to Employees) of this Agreement.

60.

Respondent’s compliance with the terms of this Agreement shall fully and finally resolve all claims alleged in the above-referenced complaint, including those claims for equitable relief and monetary damages and penalties.

K.

BREACH OF THE AGREEMENT

61.

Whenever the Department has reasonable cause to believe that Respondent has breached this Agreement, the Department shall first notify Respondent and provide Respondent with a detailed description of the alleged breach(es) and provide Respondent with a reasonable time to correct such alleged breach(es) before pursing any further action.

62.

In the event Respondent has not corrected such breach(es) in a reasonable time, the matter may be referred to the Attorney General of the United States, to commence a civil action in the appropriate U.S. District Court, pursuant to subsections 810(c) and 814(b)(2) of the Act.

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SIGNATURES

/s/ Gustavo F. Velasquez	May 22, 2015

Complainant, Assistant Secretary for Fair Housing and Equal Opportunity	Date

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SIGNATURES

,

/s/ Philip B. Flynn, CEO	May 22, 2015

Associated Bank, N.A. Associated Banc Corp.	Date

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SIGNATURES

/s/ Sara K. Pratt	May 22, 2015

Deputy Assistant Secretary for Enforcement and Programs	Date

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